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                    CERTIFICATE OF TRUST

                             OF

                 ALLEGIANT CAPITAL TRUST I

     THIS Certificate of Trust of Allegiant Capital Trust I (the
"Trust"), dated as of June 29, 1999, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.)(the "Act").
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     1.   Name.  The name of the business trust formed hereby is
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Allegiant Capital Trust I.

     2.   Delaware Trustee.  The name and business address of the
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trustee of the Trust with a principal place of business in the State of
Delaware is Bankers Trust Company, E.A. Delle Donne Corporate Centre, Montgomery Building, 1101 Center Road, Suite 200, Wilmington, Delaware 19805-1266, Attn: Corporate Trust Administration and Agency Group; Corporate Marketing Services.

     3.   Effective Date.  This Certificate of Trust shall be
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effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust as of the date first above written in accordance with section 3811(a) of the Act.

                                BANKERS TRUST (Delaware),
                                not in its individual capacity but solely as trustee of the Trust



                                By:___________________________________________
                                   Name:
                                   Title: